Exhibit 10.2      Statement of Work with Pfizer Oncology eDetailing Program

                                 MEDIVISOR LOGO
                          The e-detailing solution...

                                                                January 25, 2005

STATEMENT OF WORK

Pfizer Oncology eDetailing Program:

Medivisor, Inc. agrees to provide the following services to Pfizer Pharmaceuticals Oncology Division. This project will involve a preliminary pilot program to be followed (provisionally) by two additional similar programs. The brands to be covered are Camptosar, Aromasin and Ellence.

         o Medivisor will closely coordinate its efforts on this project with the other project vendors as identified by the program coordinator. Wayne Wertheim will be appointed to interact on Medivisor's behalf and partake as is necessary in all project meetings, conference calls, reviews, etc.

         o Medivisor will produce (for each brand) an animated (flash type) presentation of approximately 5-9 minutes. This presentation will be constructed using content supplied to Medivisor by the brand agency of record on the project. Once completed the presentation will be hosted on Mednet.

         o Medivisor will provide its expertise in the formatting, presentation, and execution of the programs, and will coordinate all of the content, flash, and other related items into its final presentation form.

         o Medivisor will comply with presentation format requirements as set forth by the Mednet agency of record.

         o Medivisor will produce both a "hand-out" and email invitation to the program. Separate brand specific invitations will be produced for Camptosar, Aromasin and Ellence. Sufficient quantities of the same will be provided to Pfizer for distribution.

         o Medivisor will provide all documentation necessary to fulfill regulatory compliance in accordance will Pfizer policies.


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PROGRAM PRICE: $50 - 60,000

(Note: Pricing is for all three brand projects. Each project will be billed per brand project at a rate of 1/3 the total program price.)

TERMS: 50% due at acceptance of this document, balance due upon delivery of Final product.

Accepted: __________________________________  Date: ____________________________
           Kelly Shen -Director Business Technology/ Program Coordinator
 Pfizer Pharmaceuticals

Accepted: __________________________________  Date: ____________________________
           Wayne H. Wertheim
           Executive VP, Medivisor, Inc.


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